INDEPENDENT AUDITORS' CONSENT

       We consent to the incorporation by reference in this Registration Statement of Golden Eagle International, Inc. on Form S-8 of our report dated March 24, 2000, appearing in the Annual Report on Form 10-KSB of Golden Eagle International, Inc. for the year ended December 31, 1999.


  /s/ Oatley & Hansen, PC

  OATLEY & HANSEN, P.C.
  Greenwood Village, Colorado
  July 19, 2000